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                                                                   EXHIBIT 10.11

                                                          BOARD OF SUPERVISORS

[SEAL]                                                        Gloria Molina
                                                              First District

                                                         Yvonne Brathwaite Burke
                                                              Second District

                                                              Zev Yaroslavsky
                                                              Third District

                                                                 Don Knabe
                                                              Fourth District
THOMAS L. GARTHWAITE, M.D.
Director and Chief Medical Officer

FRED LEAF                                                  Michael p. Antonovich
Chief Operating Officer                                       Fifth District

COUNTY OF LOS ANGELES
DEPARTMENT OF HEALTH SERVICES
313 N. Figueroa, Los Angeles, CA 90012
(213) 240-7796

May 20, 2003

Robert M. Holster, President
Health Management Systems, Inc.
401 Park Avenue South, 11th Floor
New York, New York 10016

Dear Mr. Holster:

         AMENDMENT NO.2 TO COUNTY AGREEMENT NUMBER H210553

On April 1, 2003, the County Board of Supervisors approved Amendment No.2 to Agreement for Financial Management Services (Number H210553) by and between the County of Los Angeles and Health Management Systems, Inc. The amendment extended the term of the agreement through June 30, 2006 and added provisions for Disproportionate Share Recovery Services and Medi-Cal Drug Treatment Claim Processing Services.

Enclosed is a fully signed and executed copy of your amendment.

If you have any questions regarding the contracting process, please call me at
(213) 240-71196.

Very truly yours,

Ronald Wong, Contract Administrator
Contracts and Grants Division

RW
Enclosure

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                                                             Contract No.H210553

                   AGREEMENT FOR FINANCIAL MANAGEMENT SERVICES

                                  AMENDMENT NO.

THIS AMENDMENT is made and entered into this 1st day of April, 2003,

by and between                                  COUNTY OF LOS ANGELES (hereafter
                                                  "County"),

And                                              HEALTH MANAGEMENT SYSTEMS, INC.
                                                   (hereafter "Contractor")

         WHEREAS, reference is made to that certain document entitled "AGREEMENT FOR FINANCIAL MANAGEMENT SERVICES", dated June 1, 1999, and further identified as County Agreement No.H210553, and any amendments thereto (hereafter "Agreement"); and

         WHEREAS, the term of the Agreement expires on June 30, 2003; and

         WHEREAS, it is the intent of the parties hereto to amend the Agreement to extend its term and make the changes described hereinafter; and

         WHEREAS, said Agreement provides that changes may be made in the form of a written amendment which is formally approved and executed by both parties.

         NOW THEREFORE, the parties hereby agree as follows:

         1. This Amendment shall become effective upon the date of its approval by County's Board of Supervisors.

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         2.       The term of Agreement is hereby extended twelve (12) months, from July 1, 2003 through June 30, 2004, and shall thereafter be automatically renewed on a year-by-year basis for a maximum of two (2) additional calendar years, without action by the parties, and shall expire on June 30, 2006.

         3. That Paragraph 39, TERMINATION FOR CONVENIENCE, of the Agreement shall be amended to read as follows:

                  "39.TERMINATION FOR CONVENIENCE: The performance of services under this Agreement may be terminated, with or without cause, in whole or in part, from time to time when such action is deemed by County to be in its best interest. Termination of services hereunder shall be effected by delivery to Contractor of a ten (10) day advance Notice of Termination specifying the extent to which performance of services under this Agreement is terminated and the date upon which such termination becomes effective. After receipt of a Notice of Termination and except as otherwise directed by County, Contractor shall:

                  A. Stop services under this Agreement on the date and to the extent specified in such Notice of Termination; and

                  B. Complete performance of such part of the services as shall not have been terminated by such

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         Notice of Termination and receive contingent-fees, as applicable, as set forth in Exhibit A, Paragraph 7, Provision for Payment.

                  C. Except as otherwise directed by the County, Contractor may continue services under this agreement for accounts referred to Contractor prior to the effective termination date and receive contingent fees, as applicable, as set forth in Exhibit A, Paragraph 7, Provision for Payment.

                  After receipt of a Notice of Termination, Contractor shall submit to County, its termination claim and invoice. Such claim and invoice shall be submitted promptly, but not later than sixty (60) calendar days from the effective date of termination. Upon failure of Contractor to submit its termination claim and invoice within the time allowed, County may determine on the basis of information available to County, the amount, if any, due to Contractor in respect to the termination, and such determination shall be final. After such determination is made, County shall pay Contractor the amount so determined.

                  Contractor, for a period of five (5) years after final settlement under this Agreement, shall make

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available to County, at all reasonable times, all its books, records, documents, or other evidence bearing on the costs and expenses of Contractor under this Agreement in respect to the termination of services hereunder. All such books, records, documents, or other evidence shall be retained by Contractor at a location in Los Angeles County and shall be made available within ten (10) working calendar days of prior written notice during County's normal business hours to representatives of County for purposes of inspection and audit."

         4. That Paragraph 70, BUSINESS ASSOCIATE PROTECTED HEALTH FORMATION DISCLOSURE AGREEMENT, shall be added to the Agreement read as follows:

         "70. BUSINESS ASSOCIATE PROTECTED HEALTH INFORMATION DISCLOSURE
AGREEMENT: The performance of Contractor's obligations under the Agreement could require Contractor's receipt of, or access to, Protected Health Information, as such term is defined in Exhibit B (Business Associate Protected Health Information Disclosure Agreement). Contractor and County hereby agree to be bound by the terms And conditions of the Business Associate Protected Health Information Disclosure Agreement (Exhibit B) (hereafter "Business Associate Agreement") by and between Contractor

                                       5

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(referred to in Exhibit B as "Business Associate") and County (referred to in
Exhibit B as "Covered Entity") for the term of this Agreement and as provided in the Business Associate Agreement."

         5. That Paragraph 71, COMPLIANCE WITH THE COUNTY'S JURY SERVICE PROGRAM, shall be added to the Agreement to read as follows:

         "71. COMPLIANCE WITH THE COUNTY'S JURY SERVICE PROGRAM: This Agreement is subject to the provisions of the County's ordinance entitled Contractor Employee Jury Service ("Jury Service Program") as codified in Sections 2.203.010 through 2.203.090 of the Los Angeles County Code.

                  A. Unless Contractor has demonstrated to the County's satisfaction either that Contractor is not a "Contractor" as defined under the Jury Service Program (Section 2.203.020 of the County Code) or that Contractor qualifies for an exception to the Jury Service Program (Section 2.203.070 of the County Code), Contractor shall have and adhere to a written policy that provides that its employees shall receive from the Contractor, on an annual basis, no less than five (5) days of regular pay for actual jury service. The policy may provide that employees deposit any fees received for

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         such jury service with the Contractor or that the Contractor deduct from the employee's regular pay the fees received for jury service.

                  B. For purposes of this Paragraph, and/or as is defined and used in the Los Angeles county Code as described hereinabove:
         "Contractor" means a person, partnership, corporation or other entity, that has a contract with the County, or a subcontract with a County Contractor, and has received, or will receive, an aggregate sum of Fifty Thousand Dollars ($50,000) or more in any twelve (12) month period under one (1) or more County contracts or subcontracts; "employee" means any California resident who is a full-time employee of Contractor; and "Full-time" means forty (40) hours or more worked per week, or a lesser number of hours if: 1) the lesser number is a recognized industry standard as determined by the County, or (2) Contractor has a long-standing practice that defines the lesser number of hours as full-time. Full-time employees providing short-term, temporary services of ninety (90) days or less within a twelve (12) month period are not considered full-time for purposes of the Jury Service Program. If Contractor uses any subcontractor to

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         perform services for the County under the Agreement, the subcontractor shall also be subject to the provisions of this Paragraph. The provisions of this Paragraph shall be inserted into any such subcontract agreement and a copy of the Jury Service Program shall be attached to the agreement.

                  C. If Contractor is not required to comply with the Jury Service Program on the effective date of this Agreement, Contractor shall have a continuing obligation to review the applicability of its "exception status" from the Jury Service Program, and Contractor shall immediately notify County if Contractor at any time either comes within the Jury Service Program's definition of "Contractor", or if Contractor no longer qualifies for an exception to the Jury Service Program. In either event, Contractor shall immediately implement a written policy consistent with the Jury Service Program. The County may also require, at any time during the Agreement term, and at its sole discretion, that Contractor demonstrate to County's satisfaction that Contractor either continues to remain outside of the Jury Service Program's definition of "Contractor" and/or that Contractor continues to qualify for an

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         exception to the Program. Attached hereto, as Exhibit C (County of Los
         Angeles Contractor Employee Jury Service Program Application for Exemption and Certification Form) is a required form to be completed by the Contractor.

                  D. Contractor's violation of this Paragraph may constitute a material breach of the Agreement. In the event of such material breach, County may, in its sole discretion, terminate the Agreement and/or bar Contractor from the award of future County contracts for a period of time consistent with the seriousness of the breach.

         6. That Paragraph 72, NOTICE TO EMPLOYEES REGARDING THE SAFELY SUR_ENDERED BABY LAW, shall be added to the Agreement to read as follows:

                  "72. NOTICE TO EMPLOYEES REGARDING THE SAFELY SURRENDERED BABY
         LAW: The Contractor shall notify and provide to its employees, and shall require each subcontractor to notify and provide to its employees, a fact sheet regarding the Safely Surrendered Baby Law, its implementation in Los Angeles County, and where and how to safely surrender a baby. The fact sheet is set forth in

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         Exhibit D of this Contract and is also available on the Internet at
         www.babysafela.org for printing purposes.

         7. That Paragraph 73, CONTRACTOR'S ACKNOWLEDGMENT OF COUNTY'S COMMITMENT TO THE SAFELY SURRENDERED BABY LAW, shall be added to the Agreement to read as follows:

                  "73. CONTRACTOR'S ACKNOWLEDGMENT OF COUNTY'S COMMITMENT TO THEISAFELY SURRENDERED BABY LAW: The Contractor acknowledges that the County places a high priority on the implementation of the Safely Surrendered Baby Law. The Contractor understands that it is the County's policy to encourage all County Contractors to voluntarily post the County's "Safely Surrendered Baby Law" poster in a prominent position at the Contractor's place of business. The Contractor will also encourage its Subcontractors, if any, to post this poster in a prominent position in the Subcontractor's place of business. The County's Department of Children and Family Services will supply the Contractor with the poster to be used."

         8. That Exhibit A, Paragraph 7, ACCESS TO INFORMATION, 6f the Agreement shall be renumbered to correctly read "Paragraph 6, ACCESS TO INFORMATION."

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         9.       That Exhibit A, Paragraph 8, PROVISION FOR PAYMENT, of the
Agreement shall be renumbered to correctly read "Paragraph 7, PROVISION OF PAYMENT".

         10. That Paragraph 8 of Amendment No.1 (February 12, 20d2), shall be corrected to amend Exhibit A, the first paragraph in Paragraph 7, PROVISION OF PAYMENT of the Agreement to read as follows:

                  "7. PROVISION FOR PAYMENT: Subject to the body of this Agreement, County shall compensate Contractor hereunder as set forth in this Paragraph 7 - Provision for payment. The term "payments" as used in this Paragraph 7, includes cash, credits, transfers, and capitation and premium fees received by the County. The term "payments", as used in this Paragraph 7, shall not include any Medicare or Med_-Cal cost report settlements, nor shall it include any block grant monies, including, but not limited to, SB 855, SB 1255, funds and 1115 Waiver Funds. Also, subject to the provisions of this Agreement

         11.That Paragraph 9 of Amendment No.1 (February 12, 2002), shall be corrected to amend Exhibit A, Paragraph 7G, PROVISION OF PAYMENT of the Agreement to read as follows:

         "G.      Contractor hereby agrees that any fees paid by County to
Contractor for services directly leading to

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payment to County by a third party payer, but later disallowed in audit or otherwise recouped by the payer 0 its intermediary, except for Medi-Cal cost report settlements, shall be repaid/offset to County. All repayments/offsets of fees to be made by the Contractor shall be due and payable by Contractor upon Contractor's receipt of an itemized invoice indicating the specific nature and amount of the audit disallowance(s) and/or recoupment(s) and affirming County's intention to immediately repay and disallowances to third-party payer(s). If Contractor fails to immediately reimburse County following its receipt of such invoice, Director may, at his or her sole discretion, deduct such amount from future payments to Contractor. In this regard, Contractor shall be relieved of its responsibilities under this Paragraph 7G, if the County does not notify the Contractor of any audit disallowance and/or recoupment within- one hundred eighty (180) days of County's receipt of any final disallowance report and/or recoupment notification or within six (6) years of the date of the payment of the Medi-Cal, Medicare and/or commercial insurance, etc., claim to the County."

         12. That Subparagraphs C and D, shall be added to Exhibit A Paragraph 4, SCOPE OF WORK, of the Agreement to read as follows:

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         "C.      At the Director's discretion and with Contractor's
concurrence, Contractor shall provide Medicare Disproportionate Share Recovery Services (DSRS) to increase County's Medicare Disproportionate Hospital (DSH) reimbursement, in compliance with Medicare revised regulations. To maximize County's Medicare DSH reimbursement, Contractor shall develop an integrated database to identify additional eligible inpatient days, prepare necessary documentation, and secure acceptance from the Medicare fiscal intermediary for Medicare DSH claiming, for prior years and on an on-going basis. Further, Contractor shall produce reports and compile detailed Listings and claims for filing with Medicare, as required.

         D. At the Director's discretion and with Contractor's concurrence, Contractor shall provide Medi-Cal Drug Treatment Claim Processing Services (MDTCPS) to assist the County to comply with certain Transactions and Code Set (TSC standards required by the Health Insurance Portability and Accountability Act (HIPAA). To assist in meeting the HIPAA TSC standards requirements, Contractor shall encrypt Medi-Cal claim data for certain drug treatment Medi-Cal Recipients, prior to submission of such Medi-Cal claims to the State for payment. At the Director's discretion and

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with Contractor's concurrence, Contractor shall have the ability to receive
State Medi-Cal transaction data, e.g., Remittance Advices, Claims Status, etc., should those services be required of the Contractor in the future. "

         13. That Subparagraphs I and J, shall be added to Exhibit A, Paragraph 5, SERVICES TO BE PERFORMED BY CONTRACTOR, of the
Agreement to read as follows:

         Medicare Disproportionate Share Recovery Services (DSRS): DSRS shall be provided by Contractor for all inpatient hospital Facilities, except as otherwise determined by the Director.

         Contractor shall prepare Medicare DSRS claims for Fiscal Years (FYs) 1993-94 through 2001-02 date of service, and forward. Further, Contractor shall prepare Facility-specific listings and reports of eligible patient days with dates of service of July 1, 1993, and forward.

         2. For FYs 1993-94, and forward, Contractor shall create and compile a warehouse of electronic inpatient account information. Contractor shall reformat account information provided by County to standard Medicare DSH record types, creating records for all accounts for Fys 1993-94, and forward.

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         3.       Contractor shall identify a universe of the potential Medicare
DSH population by analyzing the compiled inpatient account information and segregating inpatient account information into potential Medicare DSH groups, for each fiscal year beginning with FY 1993- 94, and forward. To identify the universe of the potential Medicare DSH population, Contractor shall:

                  a) match inpatient account records against Medi-Cal remittance data, and

                  b) perform self-pay conversion processing to identify potential incremental Medi-Cal and Medi- Cal Managed Care days, and

                  c) select accounts with patient days for dates of service for each fiscal year, beginning with FY 1993-94, and forward, and categorize accounts by Medicare DSH type.

         4. Contractor shall accurately match inpatient account records to Medi-Cal eligibility dates.

         5. Contractor shall review days already claimed paid by the fiscal intermediary and deduct these days from the Medicare DSH population.

         6. Contractor shall independently evaluate accuracy of the Medicare-assigned Supplemental Security

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Income (SSI) ratio for each fiscal year, beginning with FY 1993-94, and forward, as follows:

                  a) match the federal Center for Medicare and Medicaid Services (CMS) SSI file to inpatient Account records, and

                  b) identify" dual-eligible" inpatient account records found on County system but not found on SSI file, and

                  c) research inconsistencies for non-matching instances to ascertain Medi-Cal coverage type, if any, and

                  d) create a report of "dual eligible" inpatient account records not included in SSI ratio.

         7. Contractor shall prepare Facility-specific Listings and reports, as follows:

                  a)       Medicare DSH exclusion report.

                  b)       payment status segregation report.

                  c) reconciliation report of paid days to DSH listing, as necessary

                  d)       plan code and service type summary report listing.

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                  e)       Medicare detail report for filing with Medicare

         8. For FYs 1993-94 through 2001-02, where a final Medicare Cost Report settlement has been rendered, Contractor shall prepare claims for reopening or appeal, as appropriate.

         9. For FYs 1993-94 through 2001_02, where a final Medicare Cost Report is pending, Contractor shall prepare claims for supplementing the pending Report.

         10. Contractor shall maintain a comprehensive audit trail and provide audit and appeal support to the County, including responding to auditor requests for documentation and information, packaging information according to auditor requirements, and interfacing with auditors during document review to negotiate optimal results in accordance with Medicare requirements. Contractor shall make available additional reports and/or audit supporting documentation in format and frequency requested by the Director.

         11. Contractor shall provide to County Medicare DSRS claims with FYS 1993-94 through 2001-02 dates of Services, where a final Medicare Cost Report settlement has been rendered, by December 31, 2003 or as determined

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by Director and Contractor. Contractor shall provide to County Medicare DSRS claims with FYs 1993-94 through IFY 2001-02 dates of service, where a final Medicare Cost Report is pending, by January 1, 2004. Contractor shall provide to County Medicare DSRS claims with FY 2002-03 dates of service, and forward, within two (2) years following the end of the fiscal year (June 30).

         J.       Medi-Cal Drug Treatment Claim Processing Services (MDTCPS):
MDTCPS shall be provided by Contractor for all Drug Treatment Medi-Cal claims referred to Contractor by the County's Alcohol and Drug Program Administration
(ADPA) office, except as otherwise determined by the Director.

                  1. Contractor shall receive Medi-Cal drug treatment claim information from the ADPA office, on a bi-monthly basis, i.e., twice a month, or on a different frequency basis determined by the Director.

                  2. Contractor shall process such Medi-Cal drug treatment claim information into HIPAA-acceptable format, including mapping data elements and data conversion.

                  3. Contractor shall electronically forward HIPAA-acceptable reformatted Medi-Cal claims for drug Treatment to the State fiscal intermediary for payment

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         on a monthly basis, but no later than the thirtieth (30th) of the month following the month that claim information was received from ADPA.

                  4. Contractor shall develop the ability to receive State Medi-Cal transaction data (Remittance Advices, Claims Status), should those services be required of the Contractor in the future.

                  5. Contractor shall provide the following automated management reports at the frequencies listed:

                           a) Claims File Confirmation Report, within three (3) workings days of receipt of claim information from ADPA.

                           b) State Confirmation Report that include the number of claims received and billed amount within three (3) working days of State confirmation of claims received by the State.

                           c) Supplemental Claim Information Report, as needed.

                           d) Additional reports, as requested by the Director with concurrence of Contractor.

                  6. Contractor shall maintain a comprehensive audit trail and provide audit and appeal support to the County, including responding to auditor requests for

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         documentation and information, packaging information according to auditor requirements, and interfacing with auditors during document review to negotiate optimal results in accordance with Medi-Cal and HIPAA requirements. Contractor shall make available additional reports and/or audit supporting documentation in format and frequency requested by the Director.

         14. That Subparagraphs Land M, shall be added to Exhibit A, Paragraph 7, PROVISION FOR PAYMENT, of the Agreement to read as follows:

                  "L. Fee Computation for Disproportionate Share Recovery
         Services: Contractor shall be paid on a contingent fee basis for Disproportionate Share Recovery Services provided to the County pursuant to Exhibit A, Paragraph 5I, SERVICES TO BE PERFORMED BY CONTRACTOR. The contingent fee payable to Contractor with respect to DSRS shall be an account-by-account basis and shall be negotiated by the Director and the Contractor but shall not, over the term of Agreement, be greater than twelve percent (12%) of the incremental Medicare Disproportionate Share Hospital reimbursements received by the county as a direct result of Contractor's efforts.

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                  M. Fee Computation for Medi-Cal Drug Treatment Claim
Processing Services: Contractor shall be paid on transaction fee basis for Medi-Cal Drug Treatment Claim Processing Services provided to the County pursuant to Exhibit A, Paragraph 5 J, SERVICES TO BE PERFORMED BY CONTRACTOR. The transaction fee payable to Contractor with respect to MDTCPS shall be on a claim processed basis an shall be negotiated by the Director and the Contractor, but shall not be greater than Two Dollars and twenty-five cents ($2.25) for each claim processed."

         15. That Exhibit B, Business Associate Protected Health Information Disclosure Agreement, is added to the Agreement and attached hereto and incorporated herein by reference.

         16. That Exhibit C, County of Los Angeles Contractor Employee Jury Service Program Application for Exemption and Certification Form, is added to the Agreement and attached hereto and incorporated herein by reference.

         17. That Exhibit 0, The Safely Surrendered Baby Law fact sheet, is added to the Agreement and attached hereto and incorporated herein by reference.

         18. Except for the changes set forth hereinabove, Agreement shall not be changed in any respect by this Amendment.

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                  IN WITNESS WHEREOF, the Board of Supervisors of the County
Of Los Angeles has caused this Amendment to be subscribed by its

                                       22
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         Director of Health Services, and Contractor has caused this Amendment to be subscribed in its behalf by its duly authorized officer, the day, month, and year first above written.

                                              COUNTY OF LOS ANGELES

                                                 By /s/ Thomas L. Garthwaite
                                                    ------------------------

                                   Thomas L. Garthwaite, M.D.
                               Director and Chief Medical Officer

                                     HEALTH MANAGEMENT SYSTEMS,
                                     --------------------------
                                            Contractor
                                  By
                                      -------------------------------------
                                             Signature

                                            Robert M. Holster
                                            -----------------
                                               Printed Name

                                  Title         President
                                        (AFFIX CORPORATE SEAL)

APPROVED AS TO FORM:

LLOYD W. PELLMAN
COUNTY COUNSEL

By Lc: ,f
   -----------
    Deputy

APPROVED AS TO CONTRACT
ADMINISTRATION:

Department of Health Services
By
    Acting Chief, Contracts and
    Grants Division

                                                                       EXHIBIT B

                               BUSINESS ASSOCIATE
                PROTECTED HEALTH INFORMATION DISCLOSURE AGREEMENT

This Business Associate Protected Health Information Disclosure Agreement (hereafter "Business Associate Agreement") is by and between the County of Los Angeles (hereafter "Covered Entity") and Health Management Systems, Inc., a California corporation (hereafter "Business Associate").

                                    RECITALS

         WHEREAS, the parties have executed an agreement, including all amendments thereto, whereby Business Associate provides services to Covered Entity, and Business Associate receives, has access to or creates Protected Health Information in order to provide those services (hereafter "Agreement");

         WHEREAS, Covered Entity is subject to the Administrative Simplification requirements of the Health Insurance Portability and Accountability Act of 1996 (hereafter "HIPAA"), and regulations promulgated there under, including the Standards for Privacy of Individually Identifiable Health Information at 451 Code of Federal Regulations Parts 160 and 164("Privacy Regulations")

         WHEREAS, the Privacy Regulations require Covered Entity to enter into a contract with Business Associate in order to mandate certain protection for the privacy and security of Protected

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Health Information, and those Regulations prohibit the disclosure to or use of
Protected Health Information by Business Associate if such a contract is not in place.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows

         1.       DEFINITIONS:

                  A. "Disclose" and "Disclosure" mean, with respect to Protected Health Information, the release, transfer, provision of access to, or divulging in any other manner of Protected Health Information outside Business Associate's internal operations or to other than its employees.

                  B. "Individual" means the person who is the subject of Protected Health Information and shall include a person who qualifies as a personal representative in accordance with 45
         C.F.R.Section 164.502(g).

                  C. "Protected Health Information" has the same meaning as the term "protected health information" in 45 C.F.R. Section 164.501, limited to the information created or received by Business Associate from or on behalf of Coveted Entity. Protected Health Information includes information that (i) relates to the past, present or future physical or mental health or condition of an Individual; the provision of health care to an Individual, or the past. Present or future payment for the provision of health care to an Individual; (ii) identifies the Individual (or for which there is a reasonable basis for believing that the information can be used to identify the Individual); and (iii) is received by Business Associate from or on behalf of Covered Entity, or is created by Business Associate, or is made accessible to Business Associate by Covered Entity.

                  D. "Required By Law" means a mandate contained in law that compels an entity to make a Use or Disclosure of Protected Health Information and that is enforceable in court of law. Required by law includes, but is not limited to, court orders and court-ordered warrants; subpoenas or summons issued by a court, grand jury, a governmental or tribal inspector general, or any administrative body authorized to require the production of information; a civil or an authorized investigative demand; Medicare conditions of participation with respect to health care providers participating in the program; and statutes or regulation that require the production of information, including statutes or regulations that require such information if payment is sought under s government program providing benefits.

                  E. "Services" means all tasks, deliverables, goods, services and/or other work provided by Business Associate pursuant to the Agreement.

                  F. "Use" or "Uses" mean, with respect to Protected Health Information, the sharing, employment, application, utilization, examination or analysis of such Information within Business Associate's internal operations.

                  G. Terms used, but not otherwise defined, in this Business Associate Agreement shall have the same meaning as those terms in the Privacy Regulations or in the Agreement, to the extent not inconsistent with the Privacy Regulations.

         2.       OBLIGATIONS OF BUSINESS ASSOCIATE:

                  A. Permitted Uses and Disclosures of Protected Health Information. Business Associate:

                           (1) shall Use and Disclose Protected Health Information as necessary to perform the Services, and as provided in Paragraphs 2.C., 2.D., 2.E., 2.F., 2.G., 2.H., 4.C. and 5.B. of this Business Associate Agreement;

                           (2) shall Disclose Protected Health Information to Covered Entity upon request;

                           (3) may, as necessary for the proper management and administration of its business or to carry out its legal responsibilities:

                                    (a)      Use Protected Health Information;
                           and

                                    (b)      Disclose Protected Health
                           Information if the Disclosure is Required by Law. Business Associate shall not Use or Disclose Protected Health Information for any other purpose.

                  B. Adequate Safeguards for Protected Health Information. Business Associate warrants that it shall implement and maintain appropriate safeguards to prevent the Use or Disclosure of Protected Health Information in any manner other than as permitted by this Business Associate Agreement. Business Associate agrees to limit the Use and Disclosure of Protected Health Information to the minimum necessary in accordance with the Privacy Regulation's minimum necessary standard.

                  C. Reporting Non-Permitted Use or Disclosure. Business Associate shall report to Covered Entity each Use or Disclosure that is made by Business Associate, its employees, representatives, agents or subcontractors but is not specifically permitted by this Business Associate Agreement. The initial report shall be made by telephone call to Covered Entity's Departmental Privacy Officer at (213) 240-7908 within forty-eight (48) hours from the time the Business Associate becomes aware of the non-permitted Use or Disclosure, followed by a full written report to

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         Covered Entity's Chief Information Privacy Officer, at Kenneth Hahn
         Hall of Administration, 500 West Temple Street, Suite 493, Los Angeles, California 90012, no later than ten (10) business days from the date the Business Associate becomes aware of the non-permitted Use or Disclosure.

                  D. Mitigation of Harmful Effect. Business Associate agrees to mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a Use or Disclosure of Protected Health Information by Business Associate in violation of the requirements of this Business Associate Agreement.

                  E. Availability of Internal Practices, Books and Records to Government Agencies: Business Associate agrees to make its internal practices, books and records relating to the Use and Disclosure of Protected Health Information available to the Secretary of the federal Department of Health and Human Services for purposes of determining Covered Entity's compliance with the Privacy Regulations Business Associate shall immediately notify Covered Entity of any requests made by the Secretary and provide Covered Entity with copies of any documents produced in response to such request.

                  F. Access to Protected Health Information: Business Associate shall, to the extent Covered Entity determines that any Protected Health Information constitutes a "designated record set" as defined by 45 C.F.R.Section 164.501 make the Protected Health Information specified by Covered Entity available to the Individual(s) identified by Covered Entity as being entitled to access and copy that Protected Health Information. Business Associate shall provide such access for inspection of that Protected Health Information within two
         (2) business days after receipt of request from Covered Entity. Business Associate shall provide copies of that Protected Health Information within five (5) business days after receipt of request from Covered Entity.

                  G. Amendment of Protected Health Information. Business Associate shall, to the extent Covered Entity determines that any Protected Health Information constitutes a "designated record set" as defined by 45 C.F.R.Section 164 make any amendments to Protected Health Information that! are requested by Covered Entity. Business Associate shall make such amendment within ten (10) days after receipt of request from Covered Entity in order for Covered Entity to meet requirements under 45 C.F.R.Section 164.526.

                  H. Accounting of Disclosures. Upon Covered Entity's request, Business Associate shall provide to Covered Entity an accounting of each Disclosure of Protected Health

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         Information made by Business Associate or its employees, agents, representatives or subcontractors.

                  However, Business Associate is not required to provide an accounting of Disclosures that are necessary to perform the Services because such Disclosures are for either payment or health care operations purposes, or both.

                  Any accounting provided by Business Associate under this
         Section 2.H. shall include: (a) the date of the Disclosure; (b) the name, and address if known, of the entity or person who received the Protected Health Information; (c) a brief description of the Protected Health Information disclosed; and (d) a brief statement of the purpose of the Disclosure. For each Disclosure that could require an accounting under this Section 2.H., Business Associate shall document the information specified in items (a) through (d), above, and shall securely maintain the information for six (6) years from the date of the Disclosure. Business Associate shall provide to Covered Entity, within ten (10) days after receipt of request from Covered Entity, information collected in accordance with this Section 2.H. to permit Covered Entity to respond to a request by an Individual for an accounting of disclosure of Protected Health Information in accordance with 45 C.F.R. Section 164.528

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

         3. OBLIGATION OF COVERED ENTITY: Covered Entity shall notify Business Associate of any current or future restrictions or limitations on the use of Protected Health Information that would affect Business Associate's performance of the Services and Business Associate shall thereafter restrict or limit its own uses and disclosures accordingly.

         4.       TERM AND TERMINATION:

                  A. Term. The term of this Business Associate Agreement shall be the same as the term of the Agreement Business Associate's obligations under Paragraphs 2.A. as modified by Section 4.B., 2.C., 2.0., 2.E., 2.F., 2.G., 2.H., 4.C. and 5.B. shall survive the termination or expiration of this Business Associate Agreement.

                  B. Termination for Cause. In addition to and notwithstanding the termination provisions set forth in the Agreement, upon Covered Entity's knowledge of a material breach by Business Associate, Covered Entity shall either:

                           (1)      Provide an opportunity for Business
                  Associate to cure the breach or end the violation and terminate this Business Associate Agreement if Business Associate does not cure the breach or end the violation within the time specified by Covered Entity;

                           (2)      Immediately terminate this Business
                  Associate Agreement if Business Associate has breached

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

                  a material term of this Business Associate Agreement and cure is not possible; or

                           (3)      If neither termination nor cure are
                  feasible, Covered Entity shall report the violation to the Secretary of the federal Department of Health and Human Services.

                  C. Disposition of Protected Health Information Upon Termination or Expiration.

                           (1) Except as provided in subparagraph (2) of this Paragraph 4.C., upon termination for any reason or expiration of this Business Associate Agreement and the Agreement, Business Associate shall return or destroy all Protected Health Information received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of Business Associate. Business Associate shall retain no copies of the Protected Health Information.

                           (2) In the event that Business Associate determines that returning or destroying the Protected Health Information is infeasible, Business Associate Shall provide to Covered Entity notification of the Conditions that make infeasible. If return or destruction is infeasible, Business Associate shall extend the protections of this Business Associate Agreement to such Protected Health Information and limit further Uses and Disclosures of such Protected Health Information to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such Protected Health Information.

         5.       MISCELLANEOUS:

                  A. No Third Party Beneficiaries. Nothing in this Business Associate Agreement shall confer upon any person other than the parties and their respective successors or assigns, any rights, remedies, obligations, or liabilities whatsoever.

                  B. Use of Subcontractors and Agents. Business Associate shall require each of its agents and subcontractors that receive Protected Health Information from Business Associate, or create Protected Health Information for Business Associate, on behalf of Covered Entity, to execute a written agreement obligating the agent or subcontractor to comply with all the terms of this Business Associate Agreement as Business Associate.

                  C. Relationship to Agreement Provisions. In the event that a provision of this Business Associate Agreement is contrary to a provision of the Agreement, the provision of this Business Associate Agreement shall prevail. Otherwise, this Business Associate Agreement shall be construed under, and in accordance with, the terms of the Agreement.

                  D. Regulatory References. A reference in this Business Associate Agreement to a section in the Privacy Regulations means the section as in effect or as amended

                  E. Interpretation. Any ambiguity in this Business Associate Agreement shall be resolved in favor of a meaning that permits Covered Entity to comply with the Privacy Regulations.

                  F. Amendment. The parties agree to take such action as is necessary to amend this Business Associate Agreement from time to time as is necessary for Covered Entity to comply with the requirements of the Privacy Regulations.

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                                                                       EXHIBIT C

         COUNTY OF LOS ANGELES CONTRACTOR EMPLOYEE JURY SERVICE PROGRIAM
                APPLICATION FOR EXEMPTION AND CERTIFICATION FORM

The County's solicitation for this contract/purchase order (Request for Proposal or Invitation for Bid)or contract extensions is subject to the County of Los Angeles Contractor Employee Jury Service Program (Program) (Los Angeles County Code, Chapter 2.203). All bidders proposers or current contractors whether a contractor or subcontractor must complete this form to either 1) request an exemption from the Program requirements or 2) certify compliance. Upon review of the submitted form, the County department will determine, in its sole discretion, whether the bidder or proposer is exempt from the Program.

Company Name:
Company Address:

City:                        State:                  Zip Code:

Telephone Number:
Solicitation For (Type of Goods or Services):

If you believe the Jury Service Program does not apply to your business, check the appropriate box in Part I (attach documentation to support your claim); or, complete Part II to certify compliance with the Program. Whether you complete
Part I or Part II, please sign and date this form below.

Part I: Jury Service Program is Not Applicable to My Business

My Business does not meet the definition of "contractor", as defined in the Program as it has not received an aggregate sum of $50,000 or more in any 12-month period under one or more County contracts or subcontracts (this exemption is not available if the contract/purchase order itself will exceed $50,000). I understand that the exemption will be lost and I must comply with the Program if my revenues from the County exceed an aggregate sum of $50,000 in any 12-month period.

My business is a small business as defined in the Program. It 1) has ten or fewer employees; and, 2)has annual gross revenues in the preceding twelve months which, if added to the annual amount of this contract, are $500,000 or less; and
3)is not an affiliate or subsidiary of a business dominant in its field of operation, as defined below. I understand that the exemption will be lost and I must comply with the Program if the number of employees in my business an my gross annual revenues exceed the above limits.

"DOMINANT IN ITS FIELD OF OPERATION" means having more than ten employees, including full-time and part-time employees, and annual gross revenues in the preceding twelve months, which, if added to the annual amount of the contract awarded, exceed $500,000.

"AFFILIATE OR SUBSIDIARY OF A BUSINESS DOMINANT IN ITS FIELD OF OPERATION" means a business which is at least 20 percent owned by a business dominant in its field of operation or by partners, officers, directors, majority stockholders, or their equivalent, of a business dominant in that field of operation.

My business is subject to a Collective Bargaining Agreement (attach agreement) that expressly provides that it supersedes all provisions of the Program.

                                       OR

PART II: CERTIFICATION OF COMPLIANCE

My business has and adheres to a written policy that provides, on an annual basis, no less than five days _f regular pay for actual jury service for full-time employees of the business who are also California residents, or my company will have and adhere to such a policy prior to award of the contract.

I declare under penalty of perjury under the laws of the State of California that the information stated above is true and correct.

Print Name:                                     Title:

Signature:                                      Date:

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                                       38

                                                                       EXHIBIT D

                                   NO SHAME.

                                   NO BLAME.

                                   NO NAMES.

                              NOW THERE'S A WAY TO
                           SAFELY SURRENDER YOUR BABY

[LOGO]  THE SAFELY SURRENDERED BABY LAW A CONFIDENTIAL SAFE HAVEN FOR NEWBORNS

In California, the Safely Surrendered Baby Law allows an individual to give up an unwanted infant with no fear of arrest or prosecution for abandonment as long as the baby has not been abused or neglected. The law does not require that names be given when the baby is surrendered. Parents are permitted to bring a baby within 3 days of birth to any hospital emergency room or other designated safe haven in Califomia. the baby will be placed in a foster or pre-adpotive home.

            IN CALIFORNIA, NO ONE EVER HAS TO ABANDON A CHILD AGAIN.

                             IN LOS ANGELES COUNTY:
                                (877) BABY SAFE
                                 (877) 222-9723
                                 BABYSAFELA.ORG

             [SEAL]                                     [SEAL]

       STATE OF CALIFORNIA             LOS ANGELES COUNTY BOARD OF SUPERVISONS
       Gray Davis Governor            Gloria Molina, Supervisor, First District
                                         Yvonne Brathwaite Burke, Supervisor,
HEALTH AND HUMAN SERVICES AGENCY                   Second District
  Grantianed Johnson, Secretary       Zev Yaroslavsky Supervisor, Third District
                                        Don Knabe, Supervisor, Fourth District
  DEPARTMENT OF SOCIAL SERVICES         Michael D. Antonovich, Supervisor Fifth
      Rita Saerz, Director                             District

  THIS INITIATIVE IS ALSO SUPPORTED BY FIRST 5 LA AND INFO LINE OF LOS ANGELES

WHAT IS THE SAFELY SURRENDERED BABY LAW?

It's a new law. Under this law, a person may surrender their baby confidentially. As long as the baby has not been abused or neglected, the person may do so without fear of arrest or prosecution.

HOW DOES IT WORK?

A distressed parent who is unable or unwilling to care for an infant can legally, confidentially and safely surrender their baby within 3 days of birth. All that is required is that the baby be brought to a hospital emergency room in California. As long as the child shows no signs of abuse or neglect, no name or other information is required. A bracelet will be placed on the baby for identification. A matching bracelet will be given to the parent. The bracelet will help connect the parent to the baby if the parent wants the baby back.

CAN ONLY A PARENT BRING IN THE BABY?

In most cases, a parent will bring in the baby. The law allows another person to bring in the baby if they have legal custody.

DOES THE PARENT HAVE TO CALL BEFORE BRINGING IN THE BABY?

No. A parent can bring in a baby anytime, 24 hours a day, 7 days a week.

DOES A PARENT HAVE TO TELL ANYTHING TO THE PEOPLE TAKING THE BABY?

No. Nothing is required. However, hospital personnel will give the parent a medical information questionnaire that is designed to gather family medical history. This could be very useful in caring for the child but it is up to the parent to complete it.

WHAT HAPPENS TO THE BABY?

The baby will be examined and given medical treatment, if needed. Then the baby will be placed in a foster or pre-adoptive home.

WHAT HAPPENS TO THE PARENT?

Once the parent(s) has safely turned over the baby, they are free to go.

WHAT IF A PARENT WANTS THE BABY BACK?

The parent(s) may take the bracelet back to the hospital. Hospital personnel will provide information about the baby.

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

WHY IS CALIFORNIA DOING THIS?

The purpose of the Safely Surrendered Baby Law is to protect babies from being hurt or killed because they were abandoned.

You may have heard tragic stories of babies left in dumpsters or public toilets. The persons who committed these acts may have been under severe emotional distress. The mothers may have hidden their pregnancies, fearful of what would happen if their families found out. Because they were afraid and had nowhere to turn for help, they abandoned their infants.

Abandoning a baby puts the child in extreme danger. It is also illegal. Too often, it results in the baby's death. Because of the Safely Surrendered Baby Law, this tragedy doesn't ever have to happen in California again.

THE EIGHTEENTH SAFELY SURRENDERED BABY IN CALIFORNIA

At 8:30 a.m. on Thursday, July 25, 2002, a healthy newborn baby was brought to St. Bernardine Medical Center in San Bernardino under the provisions of the California Safely Surrendered Baby Law.

This baby was the eighteenth child protected under California's Safely Surrendered Baby Law. As the law states, the baby's mother did not have to identify herself. When the baby was brought to the emergency room, he was examined by a pediatrician, who determined that the baby was healthy and doing fine. He was placed in a foster home for short-term care while the adoption process was started.

                       EVERY BABY DESERVES A CHANCE FOR A
                    HEALTHY LIFE. IF YOU OR SOMEONE YOU KNOW
                     IS CONSIDERING GIVING UP A CHILD, LEARN
                               ABOUT YOUR OPTIONS.

Certainly we would prefer that women seek help while they are pregnant, not after giving birth, to receive proper medical care and counseling. But at the same time, we want to assure parents who choose not to keep their baby that they will not go to jail if they deliver their babies to safe hands in a hospital emergency room.

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